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Exhibit 10.9

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN
Effective as of December 2, 1999
Amended and Restated as of February 22, 2007

1.     PURPOSE

        This Restricted Stock Plan ("Plan") of Schweitzer-Mauduit International, Inc. (the "Corporation") is intended to (i) promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and (ii) to motivate such personnel by means of Restricted Stock grants to contribute to the Corporation's financial success.

2.     EFFECTIVE DATE

        The Plan shall be effective as of the date of its adoption by the Board.

3.     DEFINITIONS

        "Affiliate" means any company in which the Corporation owns, directly or indirectly, 20% or more of the equity interest (collectively, the "Affiliates").

        "Board" means the Board of Directors of the Corporation.

        "Change of Control" shall mean the date as of which: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as amended from time to time.

        "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Non-Employee Directors, the Plan shall be administered by a committee, all of whom are Non-Employee Directors, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean the Compensation Committee or the committee appointed by the Board, as the case may be.

        "Common Stock" means the common stock, par value $0.10 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

        "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

        "Date of Grant" means the date specified by the Committee on which a grant of Restricted Shares shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

        "Non-Employee Director" means a person who is so defined for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of section 162(m) of the Code or any successor section.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended from time to time.

        "Fair Market Value" means the closing price of the Common Stock, as reported on the New York Stock Exchange composite tape, on the day immediately preceding the distribution date, or if no such trading in the Common Stock shall have taken place on that day, on the last preceding day on which there was such trading in the Common Stock."

        "Insider" has the meaning set forth in subsection 14(f) of this Plan.

        "Immediate Family" has the meaning set forth in Rule 16(a)-1(e) of the Exchange Act and any successor provision to the same effect.

        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan that may, in the Committee's discretion, apply to grants of Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant, or of an Affiliate, division, operating unit, department, region, function, or other organizational unit within the Corporation or an Affiliate in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations or business units of other corporations provided they are Affiliates of the Corporation. The Management Objectives applicable at the discretion of the Committee to any award to a Covered Employee shall be based on specified and pre-established levels of or growth in one or more of the following criteria:

  1.
  the price of Common Stock;

  2.
  market share;

  3.
  sales;

  4.
  return on equity, assets, capital or sales;

  5.
  economic profit;

  6.
  total shareholder return;

  7.
  costs;

  8.
  margins;

  9.
  earning or earnings per share;

  10.
  cash flow;

  11.
  customer satisfaction;

  12.
  pre-tax profit;

  13
  earnings before interest and taxes;

  14.
  earnings before interest, taxes, depreciation and amortization;

  15.
  debt/capital ratio;

  16.
  revenues from new product development;

  17.
  percentage of revenues derived from designated lines of business; and

  18.
  any combination of the foregoing.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or an Affiliate, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related pre-established level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of an exemption of the award under Section 162(m) of the Code that would otherwise have been available. In such case, the Committee shall not make any modification of the Management Objectives or the pre-established level of achievement.

        "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Corporation or any one or more of its Affiliates, or who has agreed to commence serving in any of such capacities (collectively, the "Participants").

        "Restricted Shares" means shares of Common Stock granted pursuant to Section 6 of this Plan as to which neither the Substantial Risk of Forfeiture nor the prohibition on Transferability referred to in Section 6 has expired.

        "Retirement" and "Retire" means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Corporation or an Affiliate then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Substantial Risk of Forfeiture" shall have the meaning given to such term in Section 83 (c)(1) of the Code and Treasury Regulation 1.83-3 (c) or any successor section.

        "Substantially Vested" shall have the meaning given to such term in Treasury Regulation 1.83-3(b) or any successor section.

        "Transfer" or "Transferability" shall have the meaning given to such terms in Treasury Regulation 1.83-3(d) or any successor section.

        "Total and Permanent Disability" means Totally and Permanently Disabled as defined in the Schweitzer-Mauduit International, Inc. Retirement Plan, provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

4.     ADMINISTRATION

        The Committee shall administer the Plan and all agreements governing the grant of Restricted Shares. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any agreements pursuant to which any Restricted Shares are granted. Should the Plan become qualified under Section 162(m) of the Code, the Committee shall thereafter take no action and shall not make any determination in a manner that would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section that was intended to apply at the Date of Grant and that would otherwise have been available for such grant. Any interpretation or construction of any provisions of this Plan or the terms of any agreements that grant Restricted Shares to a Participant by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

        Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Restricted Shares under the Plan during the prior year, the number and type of Restricted Shares granted to the individual employees and the status of all prior Restricted Shares granted to such employees.

        The Committee shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the agreements pursuant to which Restricted Shares are granted under the Plan.

        The Committee may authorize persons other than its members to carry out its policies and directives, subject to the limitations and guidelines set by the Committee, except that: (a) the authority to grant Restricted Shares, the selection of employees for participation and decisions concerning the timing, duration of restrictions on Transferability, pricing, determination of Management Objectives and amount of an award or grant of Restricted Shares shall not be delegated by the Committee; (b) the authority to administer agreements granting Restricted Shares with respect to persons who are subject to Section 16 of the Exchange Act shall not be delegated by the Committee; (c) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section that would otherwise have been available to such grant of Restricted Shares. Any person to whom such authority is granted shall continue to be eligible to receive Restricted Shares under the Plan.

5.     ELIGIBILITY

        The Committee shall from time to time select the Plan Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or its Affiliates or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

6.     RESTRICTED SHARES

        The Committee shall determine and designate from time to time those Participants to whom Restricted Shares are to be granted and the number of such shares to be granted to each Participant. For each grant, the Committee shall cause to be delivered to the Participant a Restricted Share Agreement which shall specify each restriction on Transferability and any Management Objectives and other risks of forfeiture that shall apply to the shares so granted. The Restricted Share Agreement may be in such form as the Committee may authorize from time to time for the grant of Restricted Shares to Participants. Each such grant shall be subject to all of the requirements contained in the following provisions:

          (a)   The grant shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, as such term is defined in Treasury Regulation 1.83-3(f) or any successor section, entitling such Participant to voting, dividend and other ownership rights, but subject to Substantial Risk of Forfeiture and restrictions on Transferability, which shall be noted in an appropriate legend on any stock certificates evidencing Restricted Shares, hereinafter referred to.

          (b)   The grant may be made in consideration of a payment by such Participant that is less than the Fair Market Value per share on the Date of Grant.

          (c)   Each grant shall provide that the Restricted Shares shall become fully vested and all risk of forfeiture shall lapse in the event of a Change of Control or upon the Total and Permanent Disability of the Participant and, at the discretion of the Committee, upon the occurrence of such other circumstances designated at the Date of Grant by the Committee; provided, that the period in which the Restricted Shares become Substantially Vested complies with the requirements of Rule 16 of the Exchange Act.

          (d)   The grant shall provide that during the period a Substantial Risk of Forfeiture is to continue, Transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing Substantial Risk of Forfeiture in the hands of any transferee).

          (e)   Any grant of Restricted Shares may, but need not, specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions on Transferability or the risk of forfeiture applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f)    Any such grant of Restricted Shares may, but need not, require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          (g)   Each grant of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

          (h)   All certificates representing Restricted Shares shall bear a legend noting Transferability of the shares is subject to the terms of this Plan and the Restricted Stock Agreement. Upon satisfaction of all restrictions on Transferability and the lapse of any risk of forfeiture of the Restricted Shares, the Participant shall surrender the Restricted Share certificate to the Company for cancellation and the Company shall issue a new stock certificate, without a restrictive legend, for the same number of shares of Common Stock represented by the surrendered Restricted Shares certificate.

7.     SHARES SUBJECT TO THE PLAN

        (a)   Subject to adjustment as provided in Section 9 hereof, the number of shares of Common Stock that: (i) may be issued or transferred as Restricted Shares and released from Substantial Risk of Forfeiture or (ii) in payment of dividend equivalents paid with respect to Restricted Shares granted under the Plan shall not exceed in the aggregate the shares of treasury stock held by the Corporation on the Date of Grant, less the number of shares of treasury stock subject to any outstanding awards of Restricted Shares which have not Substantially Vested.

        (b)   The use of any shares of Common Stock other than treasury shares to award grants of Restricted Shares under this Plan shall require the prior consent of the Board and the approval of the Corporation's shareholders as well as compliance with the requirements of state and federal securities laws and the rules of any exchange on which the Corporation's Common Stock is registered.

8.     INDIVIDUAL AND SHARE LIMITS

        (a)   No Participant shall be granted Restricted Shares, in the aggregate, for more than fifty percent (50%) of the shares of Common Stock authorized to be issued as Restricted Shares under this Plan.

        (b)   The number of shares of Common Stock issued as Restricted Shares to all Participants during the term of this Plan shall not, in the aggregate, exceed one million (1,000,000) shares of Common Stock.

        (c)   Should the vesting of a grant of Restricted Stock cause any Participant who is also a Covered Employee, as such term is defined in Section 162(m) of the Code, to exceed the Section 162(m) limits on deductible compensation, such shares of Restricted Stock or a comparable number of stock unit credits shall be contributed to the Deferred Compensation Plan as a Corporate Contribution to an account established for such Participant in the Deferred Compensation Plan. Shares of Restricted Stock or stock unit credits contributed hereunder to the Deferred Compensation Plan shall be disbursed, in whole or in part, out of that plan at the earlier of the time the Participant is no longer a Covered Employee or in any year that some or all of the shares of Restricted Stock or stock unit credits so deferred may be disbursed to the Participant without exceeding the Section 162(m) limit for such year after taking into account all other non-exempt compensation.

        (d)   If Restricted Shares which had been granted to a Participant are canceled, as such term is applied in Section 162(m) of the Code, the shares of Common Stock which had been subject to such canceled Restricted Shares shall continue to be counted against the maximum number of shares of Common Stock that can be issued under this Plan and the maximum number of Restricted Shares that may be granted to such Participant pursuant to Section 8 (a) herein. In the event that the number of Restricted Shares that may be granted is adjusted as provided in Section 9 hereof, the above limits shall automatically be adjusted in the same ratio.

9.     CHANGES IN CAPITALIZATION

        In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock by the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate capital structure, appropriate adjustments and changes in the number of Restricted Shares previously granted to each Participant shall be made by the Committee, to the extent necessary, to preserve the benefit to the Participants contemplated by the Plan and any such previous grant of Restricted Shares and a comparable adjustment shall be made to the limitations contained in Sections 8(a) and (b) of the Plan; provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code, or any successor section, that would otherwise have been available for a previous grant of Restricted Shares.

10.   EFFECT ON OTHER PLANS

        All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of others including such Participants.

11.   TERM OF THE PLAN

        The Plan shall remain in effect until the tenth anniversary of the date of its adoption by the Board, unless the Plan is terminated prior thereto by the Committee. No Restricted Shares may be granted after the termination date of the Plan, but Restricted Shares theretofore granted shall continue in force beyond that date pursuant to their terms.

12.   NONRESIDENT ALIENS

        In order to facilitate the making of any grant under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purposes, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan then in effect unless this Plan could be amended to eliminate such inconsistency without approval by the stockholders of the Corporation; provided further, that no action may be taken under this Section 12 if such action would (1) materially increase any benefits accruing to any Participant under the Plan, (2) materially increase the number of securities which would be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code or (5) result in the disallowance of a deduction that would otherwise have been available to the Corporation under Section 162(m) of the Code, or any successor section.

13.   TRANSFERABILITY

        (a)   Except as otherwise determined by the Committee, no Restricted Shares that have not yet Substantially Vested in the Participant and no right to receive dividends thereon shall be transferable by a Participant other than by will or the laws of descent and distribution.

        (b)   The Committee, in its discretion, may specify at the Date of Grant that part or all of the shares of Common Stock that are not subject to a Substantial Risk of Forfeiture and restrictions on Transferability referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

        (c)   Notwithstanding the provisions of Section 13(a), but subject to the prior approval of the Committee, Restricted Shares shall be transferable by a Participant, without payment of consideration therefore by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Corporation or the Committee and (ii) any such transferee shall be subject to the same terms and conditions thereunder as the Participant.

14.   GENERAL PROVISIONS

        (a)   No Right of Continued Employment.    Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

        (b)   Binding Effect.    Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

        (c)   Inalienability of Benefits and Interest.    Except as provided in subsections 6(d) and 13(c), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

        (d)   Georgia Law to Govern.    All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Georgia.

        (e)   Purchase of Common Stock.    The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

        (f)    Withholding.    The Committee shall require the withholding of all taxes as required by law. A Participant shall pay in cash any amount required to be withheld under federal, state or local law with respect to the Substantial Vesting of Restricted Shares or the Participant may elect with respect to payment of any portion of the federal, state or local income tax withholding required with respect to the Substantial Vesting of Restricted Shares be satisfied by tendering to the Corporation Restricted Shares, which, in the absence of such an election, would have been unrestricted as to such Participant in connection with such Substantial Vesting. In the event that the Fair Market Value of such shares tendered to satisfy the withholding tax exceeds the sum of the consideration due from the Participant and the amount of such tax, the excess amount shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 14(f) shall be the Fair Market Value of the Common Stock, adjusted to reflect any non-lapse conditions, on the date on which such shares are tendered to the Corporation. An election pursuant to this subsection 14(f) shall be made in writing and signed by the Participant. An election pursuant to this subsection 14(f) is irrevocable. A Participant who Substantially Vests in Restricted Shares and who is required to report to the Securities and Exchange Commission under Section 16(a) of the Exchange Act (an "Insider") may satisfy the income tax withholding due in respect of such substantial vesting event pursuant to this subsection 14(f) by tendering shares only if the Insider also satisfies an exemption under Section 16(a) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

        (g)   Code Section 83(b) Election.    A Participant may elect to include in his gross income for the taxable year in which Restricted Shares are granted the excess of the Fair Market Value of the Restricted Shares on the Date of Grant over the amount paid by the Participant for such shares by giving the Corporation written notice of such election within thirty (30) days of the Date of Grant in a manner that meets all Code requirements.

        (h)   Amendments.    The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Restricted Shares and any agreements pursuant to which Restricted Shares are granted under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act and the Exchange Act (including Rule 16b-3); and (4) that such action would not result in the disallowance of a deduction that would have otherwise have been available to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder) on such grants; provided, however, that if any of the foregoing requires the approval by stockholders of the Corporation of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of such stockholders. No such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the Restricted Shares or the terms of any agreement pursuant to which Restricted Shares were previously granted to the Participant under the Plan.

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  Exhibit 10.9
SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RESTRICTED STOCK PLAN Effective as of December 2, 1999 Amended and Restated as of February 22, 2007